UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 3, 2007

INVITROGEN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-25317	33-0373077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Faraday Avenue, Carlsbad, CA	92008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (760) 603-7200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 5.02 Departure of Directors or Principal Officers; Election of Directors;

On January 3, 2007, the Company announced that the Company and Ben Bulkley, its Senior Vice-President, Commercial Operations (the “Executive”), have agreed to terminate the employment of Mr. Bulkley, effective January 31, 2007. The Executive will receive the severance benefits described in the Company’s Executive Officer Severance Plan And Summary Plan Description, attached as Exhibit 10.93 to the Company’s Current Report on Form 8-K filed February 28, 2006.

In addition, the Company announced that John M. Radak will resign as Vice President, Finance and Principal Accounting Officer effective January 31, 2007. Effective January 31, 2007, Kelli R. Richard will be named as Vice President, Finance and Principal Accounting Officer. Ms. Richard, age 38, has served as Corporate Controller since August 2005. Prior to joining the Company she was the Vice President and Controller at Gateway, Inc., serving as its Principal Accounting Officer from early 2004 until June 2005. Ms. Richard received a B.B.A. degree from the University of Iowa.

There are no related party transactions between the Company and Ms. Richard or members of her immediate family as described in Regulation S-K 404(a).

Invitrogen Corporation (the “Company”) entered into a letter agreement effective January 3, 2007, with Ms. Richard regarding her employment. Under the agreement, Ms. Richard will receive a base salary at the annualized rate of $220,000, and she is entitled to receive an annual bonus pursuant to the Company’s Incentive Compensation Plan. Ms. Richard will receive a grant of options to purchase 7,500 shares of the Company’s common stock, as well as a grant of 3,000 restricted stock units, each subject to certain vesting provisions, pursuant to Invitrogen’s standard form of Nonqualified Stock Option Agreement and its Restricted Stock Unit Agreement, previously filed with the Commission. The expected grant date is February 1, 2007.

Section 8 – Other Events

Item 8.01 Other Events;

On January 3, 2007, the Company announced that Bernd Brust has been appointed Senior Vice President, Sales. Mr. Brust was formerly General Manager and Vice President of European Operations for the Company from June 2004 until present. In Mr. Brust’s new position, he is responsible for the Company’s sales strategy, including optimizing direct sales force levels, customer relationship development and identifying new customer segments and regions that provide opportunity for future growth.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invitrogen Corporation
(Registrant)

Date January 3, 2007	/s/ John A. Cottingham
John A. Cottingham
Sr. Vice President, General Counsel and Secretary